EXHIBIT 32
RULE 1350 CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Community Central Bank Corporation (the “Corporation”) that the Annual Report of the Corporation on Form 10-K for the period ended December 31, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of the dates and for the periods presented in the financial statements included in this report.

Dated: March 30, 2010	By:	S/ DAVID A. WIDLAK
David A. Widlak
President and CEO
(Principal Executive Officer)

Dated: March 30, 2010	By:	S/ RAY T. COLONIUS
Ray T. Colonius
EVP and CFO
(Principal Financial and Accounting Officer)